Exhibit 32.2

Certifications

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 of OneMain Finance Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Richard N. Tambor, President and Chief Executive Officer of the Company, and Micah R. Conrad, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard N. Tambor
Richard N. Tambor
President and Chief Executive Officer

/s/ Micah R. Conrad
Micah R. Conrad
Executive Vice President and Chief Financial Officer

Date:	July 29, 2022